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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 25, 2002

                                  DYNEGY INC.
             (Exact Name of Registrant as Specified in its Charter)

         Illinois                         1-15659                 74-2928353
(State or other jurisdiction      (Commission File Number)     (IRS Employer
     of incorporation)                                       Identification No.)

                          1000 Louisiana, Suite 5800
                              Houston, Texas 77002
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (713) 507-6400

                                 Not Applicable
         (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS.

     In April 2001, Dynegy entered into a structured natural gas transaction ("Transaction") involving two unrelated special purpose entities, NGAI Funding LLC and ABG Gas Supply LLC ("Transaction Entities"), and a newly created partnership, DMT Supply LP. The Transaction provided Dynegy with access to a significant long-term supply of physical natural gas, cash funding and a permanent tax benefit. The Transaction Entities were formed by third parties
unrelated to Dynegy or its employees or affiliates.   A Dynegy subsidiary serves
as general partner of DMT Supply LP. Dynegy consolidates DMT Supply LP but not the Transaction Entities.

     In the Transaction, NGAI Funding LLC contributed (through a trust) approximately $308 million in exchange for a nine-month term interest in DMT Supply LP. The term interest entitled NGAI Funding to receive profits from the partnership during the nine-month term. The NGAI Funding LLC contribution to DMT Supply LP was accounted for as a minority interest in Dynegy's consolidated balance sheet and as a financing cash inflow in Dynegy's consolidated statement of cash flows. Subsequent cash distributions of profits generated under the gas supply contract made by DMT Supply LP were treated as financing cash outflows in Dynegy's consolidated statement of cash flows. At December 31, 2001, NGAI Funding LLC no longer held an interest in DMT Supply LP.

     In the Transaction, DMT Supply LP entered into a five-year physical natural gas supply contract with ABG Gas Supply LLC. Under the gas supply contract, DMT Supply LP bought 8,000,000 MMbtus (or about 8 Bcf) of gas per month at a discount to market prices over the first nine months of the contract and will buy 8,000,000 MMbtus per month at a premium to market prices over the remaining 51 months of the contract. ABG Gas Supply acquires the gas through standard NYMEX contracts to support its gas sales commitments to DMT Supply LP under the contract. DMT Supply LP takes title to the physical gas at Henry Hub and markets the gas to third parties.

     The Transaction structure resulted in the recognition of permanent tax benefits to Dynegy. Dynegy realized approximately $80 million of this benefit in its 2001 results, which helped reduce Dynegy's 2001 effective tax rate from a statutory rate of 35% to 29.4%. Costs associated with this transaction were approximately $35 million on a pre-tax basis.

     Dynegy classified the net cash inflow from the gas supply contract as operating cash flow in its quarterly and year-end financial statements for 2001 as a result of the physical nature of the contract. Activity under the natural gas supply contract resulted in net cash inflow of approximately $300 million for the full year. The cash flow generated during the first nine months of the gas supply contract will reverse over the last 51 months of the contract as Dynegy acquires gas at above market prices as described above. Dynegy recorded a risk management liability in its 2001 consolidated balance sheet to reflect the anticipated loss on the gas supply contract over the last 51 months of the contract.
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     Dynegy has decided, after consultation with the staff of the Securities and
Exchange Commission, to present the cash flow associated with the gas supply contract as a financing activity in its consolidated statement of cash flows.
The new presentation is necessary because the gas supply contract generated net cash inflows during the first nine months and imposed an obligation to incur net cash outflows during the remaining term of the contract, with the objective of making ABG Gas Supply LLC whole and potentially providing a return to the third party investors. Dynegy will file amended Exchange Act reports reflecting this change promptly. The change will reduce operating cash flow for the year ended December 31, 2001 from $811 million to approximately $511 million, with a corresponding increase in financing cash flow from $2.7 billion to approximately $3 billion. Dynegy's consolidated balance sheet, consolidated statement of operations and consolidated statement of changes in stockholders' equity are unaffected by the cash flow statement change. Management believes that the change in cash flow presentation will not alter the tax benefit recognized in 2001 but will continue to assess this conclusion in connection with the amendment of Dynegy's Exchange Act reports.

     As described above, Dynegy consolidates the results of DMT Supply LP but not the Transaction Entities. Dynegy does not consolidate the Transaction Entities since these entities have economic substance, contain substantive residual equity capital and such capital is subject to the residual risks and rewards of ownership. If the Transaction Entities involved in the Transaction had been consolidated by Dynegy during 2001, the effect on Dynegy's consolidated financial statements would have been as follows: (i) approximately $300 million of risk management liabilities would have been reclassified as debt in the consolidated balance sheet, and (ii) results of operations would have been positively affected in an immaterial amount.

     Dynegy has been advised that the staff of the Securities and Exchange Commission is conducting an informal inquiry of the facts and circumstances surrounding the Transaction. Dynegy will cooperate fully with the informal inquiry. Before releasing the information contained in this Current Report on Form 8-K, Dynegy received concurrence from the SEC staff on the presentation of cash flows associated with the Transaction. Dynegy's shelf registration statement on Form S-3 and the Exchange Act reports incorporated by reference therein are undergoing a customary review by the Division of Corporation Finance of the SEC.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

c) Exhibits. The following exhibits are filed with this document.

     Exhibit
     Number                     Description
     -------                    -----------
     99.1                      Press Release dated April 25, 2002
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ITEM 9. REGULATION FD DISCLOSURE

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

     Dynegy files herewith a press release, attached as Exhibit 99.1 hereto, issued by Dynegy on April 25, 2002. The press release relates to the above-described Transaction, Dynegy's expected first quarter 2002 earnings and guidance regarding year 2002 earnings.

UNCERTAINTY OF FORWARD-LOOKING STATEMENTS AND INFORMATION.

     Dynegy's reports, filings and other public announcements often include statements reflecting assumptions, expectations, projections, intentions or beliefs about future events. These statements are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "may," "will," "should," "expect" and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

.. Projected operating or financial results;

.. Expectations regarding capital expenditures, dividends and other payments;

.. Pending or recent acquisitions such as the acquisitions of Northern Natural and BG Storage Limited, including the anticipated closing date, expected cost savings or synergies and the accretive or dilutive impact of an acquisition on earnings;

.. Expectations regarding transaction volume and liquidity in wholesale energy markets in North America and Europe;

.. Beliefs or assumptions about the outlook for deregulation of retail and wholesale energy markets in North America and Europe and anticipated business developments in such markets;

.. Dynegy's ability to effectively compete for market share with industry participants;

.. Beliefs about the outcome of Dynegy's legal and administrative proceedings, including matters involving Enron;

.. The expected commencement date for commercial operations for new power plants; and

.. Anticipated developments with respect to demand for broadband services and applications and Dynegy's strategic plans in connection therewith.

Any or all of Dynegy's forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, including the following:
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.. The timing and extent of changes in commodity prices for energy, particularly natural gas, electricity and natural gas liquids, or communications products or services;

.. The timing and extent of deregulation of energy markets in North America and Europe and the rules and regulations adopted on a transitional basis in such markets;

.. The condition of the capital markets generally, which will be affected by interest rates, foreign currency fluctuations and general economic conditions, as well as Dynegy's and Dynegy Holdings Inc.'s ability to maintain its investment grade credit ratings;

.. The effectiveness of Dynegy's risk-management policies and procedures and the ability of Dynegy's trading counterparties to satisfy their financial commitments;

.. The liquidity and competitiveness of wholesale trading markets for energy commodities, including the impact of electronic or online trading in these markets;

.. Operational factors affecting the start up or ongoing commercial operations of Dynegy's power generation or midstream natural gas facilities, including catastrophic weather related damage, unscheduled outages or repairs, unanticipated changes in fuel costs or availability, the unavailability of gas transportation, the unavailability of electric transmission service or workforce issues;

.. The cost of borrowing, availability of trade credit and other factors affecting Dynegy's financing activities;

.. Uncertainties regarding the development of, and competition within, the market for broadband services in North America and Europe, including risks relating to competing technologies and standards, regulation, capital costs, the timing and amount of customer demand for and pricing of high bandwidth applications, and the effect of general market conditions in the telecommunications business on customers and prospective customers and equipment and service providers;

.. Cost and other effects of legal and administrative proceedings, settlements, investigations and claims, including legal proceedings related to the terminated merger with Enron and environmental liabilities that may not be covered by indemnity or insurance;

.. Other North American or European regulatory or legislative developments that affect the demand for energy generally, increase the environmental compliance cost for Dynegy's power generation or midstream gas facilities or impose liabilities on the owners of such facilities; and

.. General political conditions, including any extended period of war or conflict involving North America or Europe.

     Many of these factors will be important in determining Dynegy's actual future results. Consequently, no forward-looking statement can be guaranteed. Dynegy's actual future results may vary materially from those expressed or implied in any forward-looking statements.

     All of Dynegy's forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, Dynegy disclaims any obligation to
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update any forward-looking statements to reflect events or circumstances after the date of this report.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    DYNEGY INC.

              BY: /s/ Keith R. Fullenweider
                  -----------------------------------
                  Keith R. Fullenweider
                  Senior Vice President, Deputy General Counsel and
                  Secretary

Dated: April 25, 2002
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                                 EXHIBIT INDEX

Exhibit
Number                     Description
-------                    -----------

 99.1                      Press Release dated April 25, 2002